                                                                   EXHIBIT 10.25
                                                                   -------------
                                LOAN AGREEMENT
                                --------------

       This Loan Agreement (the "Agreement") dated as of June 10, 2000, by and
                                                         -------  ----
between Bank of America, N.A., a national banking association ("Bank") and the Borrower described below.

       In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

     1.   DEFINITIONS AND REFERENCE TERMS. In addition to any other terms
          -------------------------------
defined herein, the following terms shall have the meaning set forth with respect thereto:

          A    Borrower: OPNET Technologies, Inc. a Delaware corporation
                         -----------------------    --------------------

          B.   Borrower's Address:  3400 International Drive N.W.
                                    ----------------------------
                                    Washington, DC 20008
                                    --------------------

          C.   "Business Day" means a day on which Lender is open for the
               --------------
               conduct of substantially all of its banking business at its principal office.

       D. EBITDA. For any fiscal period, the consolidated net income or consolidated net loss of Borrower and its Subsidiaries, as the case may be, for such fiscal period, after excluding therefrom (a) amounts deducted for extraordinary gain and (b) the amount of capitalized software development costs during such period and restoring thereto (without duplication) (i) depreciation and amortization expense determined on a consolidated basis in accordance with GAAP, for such period (ii) the amount of interest expense of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness and any fees (including commitment and administrative fees) with respect to such Indebtedness and (iii) the amount of tax expense of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period.

       E. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

       F. Indebtedness. Of Borrower and its Subsidiaries, at any date, without duplication, (a) all indebtedness of Borrower and its Subsidiaries for borrowed money, (b) the deferred purchase price of property or services (payable more than six months after the original purchase date of such property or services),
(c) any other indebtedness of Borrower and its Subsidiaries which is evidenced by a note, bond debenture or similar instrument, (d) all obligations of Borrower and its Subsidiaries under capital leases, (e) all obligations of Borrower and its Subsidiaries in respect of letters of credit and bankers acceptances issued or created for the account of Borrower or any of its Subsidiaries (including without limitation all issued and outstanding Letters of Credit) under this agreement, (f) all liabilities secured by any lien or encumbrance of any kind on any property owned by Borrower or any of its Subsidiaries even though Borrower or its Subsidiaries, as applicable, has not assumed or otherwise become liable for the payment thereof, (g) all obligations of Borrower and its Subsidiary in respect of any payments related to Deferred Purchase Consideration, (h) all capital stock which contains redemption features, and (i) all Indebtedness of the types referred to in clauses (a) through (g) above which is guaranteed directly or indirectly by Borrower or any of its Subsidiaries. For purposes of calculating the Indebtedness to TTM EBITDA ratio, Indebtedness shall not include amounts due under the ___________________ agreement with Cadence dated
                                                         -------
____________and the Series A Preferred Stock outstanding as of December 31,
1999.

       G. Loan. Any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

       H. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

       I. Operating Income. For any fiscal period, the consolidated net income or consolidated net loss, as the case may be, for such fiscal period, after excluding therefrom amounts deducted for extraordinary gain and restoring thereto (without duplication) (a) the amount of interest expense of such the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their consolidated Indebtedness and any fees (including commitment and administrative fees) with respect to such Indebtedness of the Borrower and its Subsidiaries and
(b) the amount of tax expense of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period.

       J. Permitted Investments. Means each of (i) direct obligations of the United States of America, and agencies thereof, (ii) obligations fully guaranteed by the United States of America; (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000; (iv) commercial paper of companies having a rating assigned to such commercial paper by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to either of the two highest ratings assigned by such organization; or (v) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated in either of the two highest rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America).

       K. Subsidiary of Borrower means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Borrower.

       L. TTM EBITDA. As for any Business Day, EBITDA for the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on such Business Day or, if such Business Day is not the last day of a calendar month, on the last Business Day of the calendar month most recently ended prior to such Business Day.

       M. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

     2.   LOANS.
          -----

          A. Loan. Bank hereby agrees to make (or has made) one or more loans to Borrower in the aggregate principal face amount of $5,000,000.00. The
                                                      -------------
obligation to repay the loans is evidenced by a promissory note or notes dated

May____, 2000 ( the promissory note or notes together with any and all renewals,
---    ------
extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note. Bank will renew the original maturity date of the Note by one year if the following conditions are met on such original maturity date:

     . Borrower has raised at least $25,000,000.00 of net proceeds in an initial public offering;

     . the offering price per share in such initial public offering is greater than or equal to the price necessary to trigger the automatic conversion of the Series A Preferred Stock of Borrower into Common Stock of the Borrower; and

     . No default or event of default shall have occurred under this Agreement or the other Loan Documents.

               i. Revolving Credit Feature. The Loan provides for a revolving line of credit (the "Line") under which Borrower may from time to time, borrow, repay and re-borrow funds.

               ii.  Usage Fee. Borrower will pay hereafter on June 30, 2000 and
                                                                   --------
on the last day of each quarter for the period from and including the date the
                        -------
Line was established to and including the maturity date of the Line, a usage fee at a rate per annum of 25 basis points of the average daily unused portion of
                       ---------------        -------------------------------
the Line during such period. The Borrower may at any time upon written notice to
---------------------------
the Bank permanently reduce the amount of the Line at which time the obligation of the Borrower to pay a usage fee shall thereupon correspondingly be reduced. For the purposes of this section, the unused portion shall be the portion of the Line after any issuance of letters of credit, as well as cash borrowings.

               iii. Letter of Credit Subfeature.  As a subfeature under the
Line, Bank may from time to time up to and including May               , 2001,
                                                     ------------------------
issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $5,000,000.00. Each
                                                           -------------
Letter of Credit shall be issued for a term not to exceed 365 days, as
                                                          ---
designated by Borrower, provided, however, that no Letter of Credit shall have
an expiration date subsequent to May         , 2001.  The undrawn amount of all
                                 ------------
Letters of Credit plus any and all amounts paid by Bank in connection with drawings under any Letter of Credit for which the Bank has not been reimbursed shall be reserved under the Line and shall not be available for advances thereunder. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Line and shall be repaid in accordance with the terms of the Line; provided however, that if the Line is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Line in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Line. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit Borrower's deposit account with Bank for the amount of such draft.

               iv. Letter of Credit Fees. Letters of credit shall be assessed a fee of 1.25% per annum, due upon issuance or a minimum fee of $500.00. All amendment fees and transfer fees shall be due and payable by the Borrower.


     3.  REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and
         ------------------------------
warrants to Bank as follows:

          A.  Good Standing.  Borrower is a corporation duly organized, validly
                                            -----------
existing and in good standing under the laws of Delaware and has the power and
                                                --------
authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

          B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

          C. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

          D. Litigation. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

          E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

          F. Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Bank or as permitted under section 5B of this Agreement, and as disclosed to Bank in writing prior to the date of this Agreement.

          G. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

          H. Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since March 31, 2000. All information furnished by Borrower to Bank in
            --------
connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

          I. Place of Business. Borrower's chief executive office is located at

                                    3400 International Drive N.W.
                                    ----------------------------
                                    Washington, DC 20008
                                    --------------------

          J. Environmental The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

          K. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan .

          L. Subsidiaries. The Borrower has no Subsidiaries other than MIL 3 International Limited. MIL 3 International Limited has no material assets or operations.

     4.   AFFIRMATIVE COVENANTS. Until full payment and performance of all
          ---------------------
obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

          A. Financial Condition. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

              i.   Maintain a ratio of Indebtedness to TTM EBITDA of not more than:
                    2.5  to 1.0 for each calendar quarter
                    ---     ---

              ii. Maintain at all times unencumbered cash and cash equivalents in an account with the Bank of not less than:

                   $5,000,000.00

              iii. Maintain Operating Income of not less than:

                   $1.00 for each calendar quarter.

          B. Financial Statements and Other Information. Maintain a system of accounting in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may reasonably desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

     i.   Furnish to Bank internally prepared consolidated and consolidating (if
                          ------------------------------------------------------
applicable) financial statements (including a balance sheet, statement of cash
-----------
flow and income statement) of Borrower for each quarter of each fiscal year of
                                                -------
Borrower, within 45 days after the close of each such period, together with a
                 -------
statement of cash flows.

     ii.  Furnish to Bank annually, within 120 days following the end of the
                          --------
Borrower's fiscal year, a consolidated balance sheet and income statement prepared in accordance with generally accepted accounting principles and audited by an independent public accountant acceptable to the Bank including statements of financial condition, income, cash flows and changes in shareholders equity.

     iii. Furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, containing (a) a certification that to the best of the knowledge of the executive officer and certified the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may reasonably request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

     iv.  Furnish to Bank quarterly together with each financial statement a
                          ---------
detailed accounts receivable aging as of the close of each such period.

          C. Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied at Bank's request.

          D. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable t6 it or to any of its property, business operations and transactions.

          E.  Adverse Conditions or Events. Promptly advise Bank in writing of
(i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower in excess of an aggregate of $100,000.00, (iii) any event that has
                                      -----------
occurred that would constitute an event of default under any Loan Documents and
(iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000.00.
                                             -----------

          F. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

          G. Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

          H. Environmental. Immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any environmental remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents ' contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three
(3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and in the event of default, Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

     5.   NEGATIVE COVENANTS. Until full payment and performance of all
          --------------------
obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

          A. Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or form or acquire any subsidiary. A public offering of the Borrower's common stock shall be permitted.

          B. Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank and except purchase money security interests not in excess of $500,000.00 in the aggregate, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

          C. Extensions of Credit. Make or permit any subsidiary to make, any loan or advance to any person or entity, or purchase or otherwise acquire, or permit any subsidiary to purchase or other wise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any entity, or participate as a partner or joint venturer with any person or entity, except for the purchase of Permitted Investments and existing employee loans of not more than $231,000.00 and new loans to officers and employees not in excess of $250,000.00

          D. Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement, with the exception of new purchase money indebtedness not in excess of $500,000.00 in the aggregate.

          E. Dividends and Distributions. Make any distribution (other than dividends payable in capital stock of Borrower) on any shares of any class of its capital stock or, if Borrower is a partnership, make any distribution to any partner, or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of or any partnership interest in Borrower, other than as contemplated in the Borrowers Form S-1 registration statement as filed with the Securities and Exchange commission on March 15, 2000.

          F. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

          G. Management Change. Make any substantial change in its present executive or management personnel, that results in a change of control other than as contemplated in the Borrower's Form S- I registration statement as filed with the Securities and Exchange Commission on March 15, 2000.

     6.   DEFAULT. Borrower shall be in default under this Agreement and under
          ---------
each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loan and such default is not cured within five
(5) business days or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document if failure is not cured within thirty (30) days after written notice from Bank or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of Bank of America Corporation.

     7.   REMEDIES UPON DEFAULT. If an event of default shall occur, Bank shall
          ----------------------
have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.


     8.   NOTICES. All notices, requests or demands which any party is required
          --------
or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

      Borrower:  OPNET Technologies, Inc. 3400 International Ave. N.W.
                 ------------------------ ------------------
                 Washington, DC 20008
                 --------------------
                 Attn: Joseph Greeves, Chief Financial Officer
                 ---------------------------------------------

      Fax. No.

      Bank:      Bank of America, N.A.
                 ---------------------
                 6610 Rockledge Drive
                 --------------------
                 Bethesda, MD 20817-1811
                 -----------------------

      Fax No.    (301) 493-7059
                 --------------

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

          A.  If sent by mail, upon the earlier of the date of receipt or five
(5) days after deposit in the U.S. Mail, first class postage prepaid;

          B.  If sent by any other means, upon delivery.

     9.  COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank
         ------------------------------------
immediately upon demand the fall amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is expressly obligated to reimburse Bank in accordance with the terms of the Loan Documents.

     10. MISCELLANEOUS. Borrower and Bank further covenant and agree as
         --------------
follows, without limiting any requirement of any other Loan Document:

         A. Cumulative Rights and No Waiver. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

         B. Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Maryland and applicable United States federal law.

         C. Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

         D. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

         E. Partial Invalidity. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         F. Indemnification. Notwithstanding anything to the contrary contained in Section 10(G), Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the

Borrower, regardless of whether the Borrower has paid the employee under the workmen's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

          G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Line shall not have expired.

     11.  NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN
          -----------------
DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.


BORROWER: OPNET Technologies, Inc.       BANK: Bank of America, N.A.
          -----------------------

BY: /s/ Joseph F. Greeves (Seal)         By: /s/ Elizabeth Shore        (Seal)
    ---------------------                   --------------------

Name: Joseph F. Greeves                  Name:  Elizabeth Shore
      -----------------                         ---------------

Title: SVP & CFO                         Title: Senior Vice President
       ---------                                ---------------------

By:_____________________________ (Seal)

Name:___________________________

Title:__________________________



 [Corporate Seal]


If the Borrower is a corporation, the signature should be attested by the Secretary or Assistant Secretary of the corporation and the corporate seal affixed.

Attest:_________________________ (Seal)

Name:___________________________

Title:__________________________

                                Promissory Note

Date:  May    , 2000  [X]New  [_]Renewal  Amount $5,000,000.00  Maturity Date:
       -------------                             -------------
May     , 2001
--------------

     Bank:                                  Borrower:

     Bank of America, N.A.
     Banking Center:                          OPNET Technologies, Inc.
                                              3400 International Drive, NW
        Commercial Banking                    Washington, DC 20008
        6610 Rockledge Drive
        Bethesda, Maryland 20817-1811

       County: Montgomery                     County: N/A

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Five Million and 00/100 Dollars ($5,000,000.00), or so much
                    ---- ------------------         ---------------
thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

[This Note contains some provisions preceded by boxes. If a box is marked, the provision applies to this transaction; if it is not marked, the provision does not apply to this transaction.]

1.   Rate.

See Attached Exhibit "A"

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Maryland; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. Accrual Method. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). If interest is not to be computed using this method, the method shall be: N/A.
                                                                       ---

3. Rate Change Date. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, the change shall be: N/A. In the event any index is
                                     ---
discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion,

4. Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option,

Single Principal Payment.  Principal shall be paid in full in a single payment
on May    , 2001.  Interest thereon shall be paid monthly, commencing on
   -------                                        -------
____________ 2000, and continuing on the ____day of each successive month,

quarter or other period (as applicable) thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

5.   Revolving Feature.

[X] Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided, that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed from time to time shall be conclusive proof thereof.

[_] Uncommitted Facility. Borrower acknowledges and agrees that, notwithstanding any provisions of this Note or any other documents executed in connection with this Note, Bank has no obligation to make any advance, and that all advances are at the sole discretion of Bank.

[_] Out-Of-Debt Period. For a period of at least ___ consecutive days during [_] each fiscal year, [_] any consecutive 12-month period, Borrower shall fully pay down the balance of this Note, so that no amount of principal or interest and no other obligation under this Note remains outstanding.

6.   Automatic Payment.

[X] Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number _____________________. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7. Waivers, Consents and Covenants. Borrower, any indorser, or guarantor hereof or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the 'Loan Documents'); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in the amount of 10% of the principal amount of this Note, or such greater amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

8. Prepayments. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate or on any other fluctuating Rate or index which may change daily. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion.

9. Delinquency Charge. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

10. Events of Default. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of Bank of America Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration) and not remedied or cured as permitted in Section 6 under the Loan Agreement dated June 10, 2000; (b) the
                                                         -------
failure to pay or perform any other obligation, liability or indebtedness of any Obligor in excess of $1,000,000.00 to any other party; (c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any material owner/Guarantor of Borrower, as determined by Bank in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (@ the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor, (g) that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time not remedied within five
(5) business days; (i) the entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion not paid or dismissed within thirty (30) days; 0) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor, (k) the determination by Bank that it is insecure for any reason; (1) the determination by Bank that a material adverse change has occurred in the financial condition of any Obligor, or (m) the failure of Borrowees business to comply with any material law or regulation controlling its operation.

11. Remedies upon Default. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the Prime Rate plus 5% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Bank is hereby authorized at any time to set off and charge against any deposit accounts of any Obligor, as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, without notice or demand, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

12. Non-waiver. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date.
All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligor to Bank in any other respect at any other time.

13. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of Maryland. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any Loan, Documents,

Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Maryland or the United States located within the State of Maryland and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

14. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. Waiver of Jury Trial. Obligors waive trial by jury in any action or proceeding to which Obligors and Bank may be parties, arising out of, in connection with or in any way pertaining to, this Note or the Loan Documents. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such action or proceedings, including claims against parties who are not parties to this Note. This waiver is knowingly, willingly and voluntarily made by Obligors.

16. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

17. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other Loan Document concerning this obligation, the Note shall control over any other document, and if the Note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

18. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

  A. SPECIAL RULES.  THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY
     -------------
BORROWERS DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

  B. RESERVATION OF RIGHTS.  NOTHING IN THIS ARBITRATION PROVISION SHALL BE
     ---------------------
DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT

OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note, and hereby executes this Note intending to create an instrument executed under seal.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS.

Corporate or Partnership Borrower

OPNET Technologies, Inc.
-----------------------


By:  /s/ Joseph F. Greeves     (Seal)
     --------------------------

Name:  Joseph F. Greeves
       ------------------------

Title:  SVP & CFO
        -----------------------


By: ___________________________(Seal)

Name:__________________________

Title:_________________________


_______________________________________
Attest (If Applicable)

[Corporate Seal]

                                   EXHIBIT A
                                   ---------

                        INTEREST RATE OPTION PROVISIONS
                        -------------------------------

     THIS EXHIBIT A is attached to and forms a part of that certain PROMISSORY NOTE (the "Note"), dated May 2000, executed by OPNET Technologies, Inc. , a
                         --- ----              -----------------------
Delaware corporation ("Borrower"), and made payable to the order of Bank of
--------------------
America, N.A. ("Bank").

     1.  Borrower's Rates.  On the terms and subject to the conditions set forth
         ----------------
below, Borrower will be able to select, from one of the following Rate Options, an interest rate which will be applicable to a particular dollar increment of amounts outstanding, or to be disbursed, under the Note: [check the available options]

     [_]  The Prime Rate plus - % (the "Prime Rate Option");

     [_] The Treasury Securities Rate plus __ % (the "Treasury Securities Rate Option"); or

     [X]  The Wall Street Journal Libor Rate, plus the Applicable Margin (the
                                                        -----------------
          "Wall Street Journal Rate Option");

     [_] The Eurodollar Fixed Period Rate, plus _ % (the "Eurodollar Fixed Period Rate Option");

     [_]  The CD Rate plus _ % (the "CD Rate Option"); or

     [_]  The Quoted Rate, plus _ % (the "Quoted Rate Option");

     [_]  The Transaction Rate of _ % (the "Transaction Rate Option").

Interest based on the Prime Rate Option is a floating rate and will change on and as of the date of a change in the Prime Rate. The period of time during which the Prime Rate shall be applicable shall be a Prime Rate Interest Period. Interest based on the Eurodollar Daily Floating Rate Option is a floating rate and will change on and as of a change in the Wall Street Journal Libor Rate.
The period of time during which the Wall Street Journal Libor Rate shall be applicable shall be a Wall Street Journal Libor Interest Period. Interest based on the Treasury Securities Rate Option will be fixed for periods of N/A year(s)
                                                                    ---
(each a "Treasury Securities Interest Period"). Interest based on the Eurodollar Fixed Period Rate Option will be fixed for periods of N/A (each a
                                                                 ---
"Eurodollar Fixed Interest Period"). Interest based on the CD Rate Option will be fixed for periods of N/A (each a "CD Interest Period"). Interest based on the Quoted Rate Option will be fixed for periods of N/A (each a "Quoted Interest Period"). Interest based on the Transaction Rate Option will be fixed for periods of N/A (each a "Transaction Interest Period"). The Treasury Securities Rate, the Eurodollar Fixed Period Rate, the CD Rate, the Quoted Rate, and the Transaction Rate each being hereafter from time to time referred to as a "Fixed Rate Option"). [See note below]

     2.   Selection of Applicable Interest Rate.
          -------------------------------------

     (a)   Request.  Borrower may request (a "Rate Request") that a $ 1.00
           -------                                                    ----
increment or any amount in excess thereof (an "Increment") of the outstanding principal of, or amounts to be disbursed under, the Note bear interest at the Prime Rate Option, the Eurodollar Daily Floating Rate Option, the Treasury Securities Rate Option, the Eurodollar Fixed Period Rate Option, the CD Rate Option, the Quoted Rate Option or the Transaction Rate Option, as applicable, by telephonic notice no later than 1 0-00 a.m. time) a sufficient (in Bank's sole discretion) number of Business Days prior to the effective date of the Rate Request to permit Bank to quote the rate requested.

     (b)  Applicable Interest Rates.  Borrower's Rate Request will become
          -------------------
effective, and interest on the Increment designated will be calculated at the rate (the "Effective Rate") requested by Borrower for the applicable Interest Period, subject to the following:

          (i) Notwithstanding any Rate Request, interest shall be calculated on the basis of the Prime Rate Option if (a) Bank, in good faith, is unable to ascertain the requested Fixed Rate Option by reason of circumstances then affecting the applicable money market or otherwise, (b) it becomes unlawful or impracticable for the Bank to maintain loans based upon the requested Fixed Rate Option, or (c) Bank, in good faith, determines that it is impracticable to maintain loans based on the requested Fixed Rate Option because of increased taxes, regulatory costs, reserve requirements, expenses or any other costs or charges that affect such Interest Rate Options. Upon the occurrence of any of the above events, any Increment to which a requested Fixed Rate Option applies, shall be immediately (or at the option of Bank, at the end of the current Fixed Rate Interest Period), without further action of Borrower or Bank, converted to an Increment to which the Prime Rate Option applies.

          (ii)  Borrower may have no more than a total of ONE Effective Rate(s)
                                                          ---
applicable to amounts outstanding under the Note at any given time.

          (iii) A Rate Request shall be effective as to amounts to be disbursed under the Note only if, on the effective date of the Rate Requests. such amounts are in fact disbursed to or for the account of the Borrower in accordance with the provisions of the Note and any related loan documents.

          (iv) Any amounts of outstanding principal for which a Rate Request has not been made, or is otherwise not effective, shall bear interest until paid in full at the Prime Rate Option.

          (v) Any amounts of outstanding principal bearing interest based upon a Fixed Rate Option shall bear interest at such rate until the end of the Interest Period therefor, and thereafter shall bear interest based upon the Prime Rate Option unless a new Rate Request for a Fixed Rate Option complying with the terms hereof has been made and has become effective.


          (vi) If Borrower shall be in default under the Note ("Default"), then Bank shall no longer be obligated to honor any Rate Requests.

          (vii) No Fixed Rate Interest Period shall extend beyond the maturity date of the Note.

     (c) Repayment.  Principal shall be payable on June 10, 2001 and interest
         ---------                                 -------  ----
shall be payable as follows: (check all that apply)

[_] For any Interest Period during which the Prime Rate is applicable to any of the outstanding principal, interest thereon shall be payable - and continuing on the - day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

[X] For any Interest Period during which the Wall Street Journal Libor Rate is applicable to any of the outstanding principal, interest thereon shall be payable monthly and continuing on the last day of each successive month,
        -------                       ----
quarter, or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

[_] For any Interest Period during which the Quoted Rate is applicable to any of the outstanding principal, interest thereon shall be payable - and continuing on the __ day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

[_] For any Interest Period during which the Transaction Rate is applicable to any of the outstanding principal, interest thereon shall be payable - and continuing on the _ day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

[_] For any Interest Period during which the Eurodollar Fixed Period Rate is applicable to any of the outstanding principal, all accrued and unpaid interest thereon shall be payable on the last day of each applicable Interest Period and, in the case of an Interest Period greater than three months, at three month intervals after the first day of such Interest Period,

[_] For any Interest Period during which the CD Rate is applicable to any of the outstanding principal, all accrued and unpaid interest thereon shall be payable on the last day of each applicable Interest Period and, in the case of an Interest Period greater than 90 days, at 90 day intervals after the first day of such Interest Period.

[_] For any Interest Period during which the Treasuries Securities Rate is applicable to any outstanding principal, interest thereon shall be payable - and continuing on the _ day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all accrued and unpaid interest on the last day of such Interest Period.

     3.  Defined Terms. in addition to those terms defined in Section 1 of the
         -------------
Note, the following terms as used in this Exhibit A shall have the following meanings:

     "Applicable Margin" means the following amounts per annum, based upon the
     -------------------
ratio of Indebtedness to TTM EBITDA as set forth in the most recent compliance certificate of Borrower received by Bank pursuant to Section 4.B.iii. of that certain Loan Agreement dated as of June 10 , 2000 between Borrower and Bank,
                                   --------   -----
provided, however, that until Bank receives the first compliance certificate
--------
after the date of this Note such amount shall be those indicated for pricing level 2 set forth below;
      --

                 Applicable Margin (in basis points per annum)
                            ----------------------------------

                 Pricing        Indebtedness              Wall Street
                  Level             To                   Journal Libor
                                TTM EBITDA                  Rate +
                     1        *   1.50 to 1.0               200 bps
                     2        **  1.50 to 1.0               250 bps

*  less than
** greater than or equal to

The Applicable Margin shall be in effect from the date the most recent compliance certificate is received by Bank to but excluding the date the next compliance certificate is received by Bank; provided, however, that if Borrower
                                            --------  -------
fails to timely deliver the next compliance certificate, the Applicable Margin from the date such compliance certificate was due to but excluding the date such is received by Bank shall be that indicated for the highest pricing level set forth above, and, thereafter, the pricing level indicated by such compliance certificate when received.

     "Business Day" shall mean a day on which Bank is open for business and
     --------------
     dealing in deposits in the United States.
                                -------------

     "Treasury Securities Rate" shall mean the rate of interest per annum
     --------------------
determined by Bank, in accordance with its customary general practice from time to time, to be the weekly average yield on all United States Treasury Securities adjusted to a constant maturity for a term comparable to such Interest Period, as most recently reported by the Federal Reserve System in the weekly Federal Reserve Statistical Release No. H-15(519), entitled "Selected Interest Rates" (or any succeeding publication)(the "Treasury Securities Rate") adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

    "CD Rate" shall mean the rate of interest per annum (rounded upwards, if
     -------
necessary, to the next higher 1/16 of 1%) determined by Bank, in accordance with its customary general practice from time to time, paid from time to time by major banks on negotiable certificates of deposit (secondary market) in amounts of $100,000.00 or more for a term comparable to such Interest Period. as most recently reported by the Federal Reserve System in the weekly Federal Reserve Statistical Release No. H-15(519), entitled "Selected Interest Rates" (or any succeeding publication )(the "CD Rate") adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

    "Eurodollar Fixed Period Rate" shall mean the rate of interest per annum
    ------------------------------
(rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 1 1:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "Eurodollar Fixed Period Rate" shall mean the rate of interest per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs-,

Provided, however, if more than one rate is specified on Reuters Screen LIBO
--------
Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Wall Street Journal LIBOR Rate.  The Rate shall be The Wall Street Journal
     ---------------------      ----
LIBOR Rate, plus the Applicable Margin.  The "Wall Street Journal LIBOR Rate" is
            --------------------------
a fluctuating rate of interest equal to the one month London interbank offered rate as published in the "Money Rates" section of The Wall Street Journal on the immediately preceding business day as adjusted from time to time in Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. Interest will accrue on any non-business day at the rate in effect on the immediately preceding business day.

     "Prime Rate" is the fluctuating rate of interest established by Bank from
      ----------
time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

     "Quoted Rate" shall mean a fixed rate of interest per annum agreed upon by
     -------------
the Bank and Borrower on or prior to the first day of the Interest Period for which such rate shall be in effect.

     "Transaction Rate" shall mean the fixed rate of _ % per annum.
     ------------

     4.  Notices; Authority to Act.  Borrower acknowledges and agrees that the
         -------------------------
agreement of Bank herein to receive certain notices by telephone is solely for the convenience of Borrower. Bank shall be entitled to rely on the authority of the person purporting to be a person authorized by Borrower to give such notice, and Bank shall have no liability to Borrower on account of any action taken by Bank in reliance upon such telephonic notice. The obligation of Borrower to repay all sums owing under the Note shall not be affected in any way or to any extent by any failure by Bank to receive written confirmation of any telephonic notice or the receipt by Bank of a confirmation which is at variance with the terms understood by Bank to be contained in the telephonic notice.

     IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A to Note as of the 10th day of June, 2000.
                      ----  ----


                                    Borrower:  OPNET Technologies, Inc.
                                               -----------------------

                                    By:  /s/ Joseph F. Greeves      (Seal)
                                       -----------------------------

                                    Name:  Joseph F. Greeves
                                         ---------------------------

                                    Title:  Sr. Vice President & CFO
                                          --------------------------



                                    By: ____________________________(Seal)

                                    Name:___________________________

                                    Title:__________________________


                                   Bank:  Bank of America, N.A.

                                    By: /s/ Elizabeth Shore
                                        ----------------------------
                                    Elizabeth Shore, Senior Vice President

Note: LIBOR and Eurodollar should be quoted in terms of months (i.e. one, two three or six months) and not days (i.e. 30, 60, 90 or 180 days). There is no automatic way to accrue interest on Quoted rate or Transaction Rate, calculations must be done manually.

                              Security Agreement

Bank/Secured Party:                          Debtor(s)/Pledgor(s):

Bank of America, N.A.                        OPNET Technologies, Inc.
Banking Center:                              3400 International Drive, NW
     6610 Rockledge Drive                    Washington, DC 20008
     Bethesda, Maryland 20817-1811

     County: Montgomery                      County:  N/A


Debtor/Pledgor is: Corporation
Address is Debtor's Place of Business
Collateral (hereinafter defined) is located at: Debtor's address shown above.


1. Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor/Pledgor (hereinafter referred to as "Debtor") assigns and grants to Bank (also known as "Secured Party"), a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligation (hereinafter defined).

2. Collateral. A security interest is granted in the following collateral described in this Item 2 (the "Collateral"):

     A.   Types of Collateral

       Accounts:   Any and all accounts and other rights of Debtor to the
payment for goods sold or leased or for services rendered whether or not earned by performance, including, without limitation, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, and any and all amounts due to Debtor from a factor or other forms of obligations and receivables, now existing or hereafter arising.

       Inventory: Blanket Lien: Any and all of Debtor's goods held as inventory, whether now owned or hereafter acquired, including without limitation, any and all such goods held for sale or lease or being processed for sale or lease in Debtor's business, as now or hereafter conducted, including all materials, goods and work in process, finished goods and other tangible property held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in Debtors business, along with all documents (including documents of title) covering such inventory.

       Equipment: Blanket Lien: Any and all of Debtors goods held as equipment, including, without limitation, all machinery, tools, dies, furnishings, or fixtures, wherever located, whether now owned or hereafter acquired, together with all increases, parts, fittings, accessories, equipment, and special tools now or hereafter.

       General Intangibles: Blanket Lien: Any and all of Debtor's general intangible property, whether now owned or hereafter acquired by Debtor or used in Debtor's business currently or hereafter, including, without limitation, all patents, trademarks, service marks, trade secrets, copyrights and exclusive licenses (whether issued or pending) literary rights, contract rights and all documents, applications, materials and other matters related thereto, all inventions, all manufacturing, engineering and production plans, drawings, specifications, processes and systems, all trade names, goodwill and all chattel paper, documents and instruments relating to such general intangibles.

     B. Substitutions, Proceeds and Related Items. Any and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment now or hereafter added to or used in connection with, and all cash or non-cash proceeds and products of, the Collateral (including, without limitation, all income, benefits and property receivable, received or distributed which results from any of the Collateral, such as dividends payable or distributable in cash, property or stock; insurance distributions of any kind related to the Collateral, including, without limitation, returned premiums, interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral); any and all choses in action and causes of action of Debtor, whether now existing or hereafter arising, relating directly or indirectly to the Collateral (whether arising in contract, tort or otherwise and whether or not currently in litigation); all certificates of title, manufacturer's statements of origin, other documents, accounts and chattel paper, whether now existing or hereafter arising directly or indirectly from or related to the Collateral; all warranties, wrapping, packaging, advertising and shipping materials used or to be used in connection with or related to the Collateral; all of Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising; and all returned, refused, stopped in transit, or repossessed Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to Bank.

3. Description of Obligation(s). The following obligations ("Obligation" or "Obligations") are secured by this Agreement: (a) All debts, obligations, liabilities and agreements of Debtor to Bank, now or hereafter existing, arising directly or indirectly between Debtor and Bank whether absolute or contingent, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and all renewals, extensions or rearrangement of any of the above; (b) All costs incurred by Bank to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and realize upon the Collateral; (c) All debt, obligations and liabilities of Debtor to Bank of the kinds described in this item 3., now existing or hereafter arising; (d) All other costs and reasonable attorney's fees incurred by Bank, for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Documents (hereinafter defined), together with interest at the maximum rate allowed by law, or if none, 25% per annum; and (e) All amounts which may be owed to Bank pursuant to all other Loan Documents executed between Bank and any other Debtor. If Debtor is not the obligor of the Obligation, and in the event any amount paid to Bank on any Obligation is subsequently recovered from Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding, Debtor shall be liable to Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Bank's option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

4. Debtor's Warranties. Debtor hereby represents and warrants to Bank as follows:

     A. Financing Statements. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof except as permitted by Section 5B of the Loan Agreement dated June 10, 2000.

     B. Ownership. Debtor owns, or will use the proceeds of any loans by Bank to become the owner of, the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and the security interest hereunder.

     C. Fixtures and Accessions. None of the Collateral is affixed to real estate or is an accession to any goods, or will become a fixture or accession, except as expressly set out herein.

     D. Claims of Debtors on the Collateral. To the knowledge of the Borrower, account debtors and other obligors whose debts or obligations are part of the Collateral have no right to setoffs, counterclaims or adjustments, and no defenses in connection therewith.

     E. Environmental Compliance. The conduct of Debtor's business operations and the condition of Debtor's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or any materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos ("Hazardous Materials").

     F. Power and Authority. Debtor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

5. Debtor's Covenants. Until full payment and performance of all of the Obligation and termination or expiration of any obligation or commitment of Bank to make advances or loans to Debtor, unless Bank otherwise consents in writing:

     A. Obligation and This Agreement. Debtor shall perform all of its agreements herein and in any other agreements between it and Bank.

     B. Ownership and Maintenance of the Collateral. Debtor shall keep all tangible Collateral in good condition. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Bank. Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and the security interest hereby created except for those permitted by Section 5B of the Loan Agreement dated June 10, 2000.

     C. Insurance. Debtor shall insure the Collateral with companies acceptable to Bank. Such insurance shall be in an amount not less than the fair market value of the Collateral and shall be against such casualties, with such deductible amounts as Bank shall approve. All insurance policies shall be written for the benefit of Debtor and Bank as their interests may appear, payable to Bank as loss payee, or in other form satisfactory to Bank, and such policies or certificates evidencing the same shall be furnished to Bank. All policies of insurance shall provide for written notice to Bank at least thirty
(30) days prior to cancellation. Risk of loss or damage is Debtor's to the extent of any deficiency in any effective insurance coverage.

     D. Bank's Costs. Debtor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, legal expenses, reasonable attorney's fees and other fees or expenses for which Debtor is obligated to reimburse Bank in accordance with the terms of the Loan Documents. Whether the Collateral is or is not in Bank's possession, and without any obligation to do so and without waiving Debtor's default for failure to make any such payment, Bank at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation. Debtor agrees to reimburse Bank on demand for any costs so incurred.

     E. Information and Inspection. Debtor shall (i) promptly furnish Bank any information with respect to the Collateral reasonably requested by Bank; (ii) allow Bank or its representatives to inspect the Collateral, at any reasonable time and wherever located, and to inspect and copy, or furnish Bank or its representatives with copies of, all records relating to the Collateral and the Obligation; (iii) promptly furnish Bank or its representatives such information as Bank may request to identify the Collateral, at the time and in the form requested by Bank; and (iv) deliver upon request to Bank shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of, and the payment for, the Collateral.

     F. Additional Documents. Debtor shall sign and deliver any papers deemed necessary or desirable in the judgment of Bank to obtain, maintain, and perfect the security interest hereunder and to enable Bank to comply with any federal or state law in order to obtain or perfect Bank's interest in the Collateral or to obtain proceeds of the Collateral.

     G. Parties Liable on the Collateral. Debtor shall preserve the liability of all obligors on any Collateral, shall preserve the priority of all security therefor, and shall deliver to Bank the original certificates of title on all motor vehicles or other titled vehicles constituting the Collateral. Bank shall have no duty to preserve such liability or security, but may do so at the expense of Debtor, without waiving Debtor's default

     H. Records of the Collateral. Debtor at all times shall maintain accurate books and records covering the Collateral. Debtor immediately will mark all books and records with an entry showing the absolute assignment of all Collateral to Bank, and Bank is hereby given the right to audit the books and records of Debtor relating to the Collateral at any time and from time to time. The amounts shown as owed to Debtor on Debtor's books, and on any assignment schedule will be the undisputed amounts owing and unpaid.

     I. Disposition of the Collateral. If disposition of any Collateral gives rise to an account, chattel paper or instrument, Debtor immediately shall notify Bank, and upon request of Bank shall assign or indorse the same to Bank. No Collateral may be sold, leased, manufactured, processed or otherwise disposed of by Debtor in any manner without the prior written consent of Bank, except the Collateral sold, leased, manufactured, processed or consumed in the ordinary course of business.

     J. Accounts. Each account held as Collateral will represent the valid and legally enforceable obligation of third parties and shall not be evidenced by any instrument or chattel paper.

     K. Notice/Location of the Collateral. Debtor shall give Bank written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept, and each location at which the Collateral is or will be kept, and of any change of any such location. If no such notice is given, all records of Debtor pertaining to the Collateral and all Collateral of Debtor are and shall be kept at the address marked by Debtor above.

     L. Change of Name/Status and Notice of Changes. Without the written consent of Bank, not to be unreasonable withheld Debtor shall not change its name, change its corporate status, use any trade name or engage in any business not reasonably related to its business as presently conducted. Debtor shall notify Bank immediately of (i) any material change in the Collateral, (ii) a change in Debtors residence or location, (iii) a change in any matter warranted or represented by Debtor in this Agreement, or in any of the Loan Documents or furnished to Bank pursuant to this Agreement, and (iv) the occurrence of an Event of Default (hereinafter defined).

     M. Use and Removal of the Collateral. Debtor shall not use the Collateral illegally. Debtor shall not, unless previously indicated as a fixture, permit the Collateral to be affixed to real or personal property without the prior written consent of Bank. Debtor shall not permit any of the Collateral to be removed from the locations specified herein without the prior written consent of Bank, except for the sale of inventory in the ordinary course of business.

     N. Possession of the Collateral. Upon request by the Bank, debtor shall deliver all investment securities and other instruments, documents and chattel paper which are part of the Collateral and in Debtors possession to Bank immediately, or if hereafter acquired, immediately following acquisition, appropriately indorsed to Bank's order, or with appropriate, duly executed powers. Debtor waives presentment, notice of acceleration, demand, notice of dishonor, protest, and all other notices with respect thereto.

     O. Consumer Credit. If any Collateral or proceeds includes obligations of third parties to Debtor, the transactions giving rise to the Collateral shall conform in all respects to the applicable state or federal law including but not limited to consumer credit law. Debtor shall hold harmless and indemnify Bank against any cost, loss or expense arising from Debtor's breach of this covenant.

     P. Power of Attorney. Upon the occurrence of an Event of default, debtor appoints Bank and any officer thereof as Debtors attorney-in-fact with full power in Debtors name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder, however, nothing in this paragraph shall be construed to obligate Bank to take any action hereunder nor shall Bank be liable to Debtor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Debtor.

     Q. Waivers by Debtor. Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any Event of Default, and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by Bank in its discretion, without notice to Debtor. Debtor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account. Debtor further waives any right of subrogation or to enforce any right of action against any other Debtor until the Obligation is paid in full.

     R. Other Parties and Other Collateral. No renewal or extension of or any other indulgence with respect to the Obligation or any part thereof, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Bank under the law, hereunder, or under any other agreement pertaining to the Collateral. Bank need not file suit or assert a claim for personal judgment against any person for any part of the Obligation or seek to realize upon any other security for the Obligation, before foreclosing or otherwise realizing upon the Collateral. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Bank shall have no duty or obligation to Debtor to apply to the Obligation any such other security or proceeds thereof.

     S. Collection and Segregation of Accounts and Right to Notify. Upon the occurrence of an Event of Default, Bank hereby authorizes Debtor to collect the Collateral, subject to the direction and control of Bank, but Bank may, without cause or notice, curtail or terminate said authority at any time. Upon notice by Bank, whether oral or in writing, to Debtor, Debtor shall forthwith upon receipt of all checks, drafts, cash, and other remittances in payment of or on account of the Collateral, deposit the same in one or more special accounts maintained with Bank over which Bank alone shall have the power of withdrawal. The remittance of the proceeds of such Collateral shall not, however, constitute payment or liquidation of such Collateral until Bank shall receive good funds for such proceeds. Funds placed in such special accounts shall be held by Bank as security for all Obligations secured hereunder. These proceeds shall be deposited in precisely the form received, except for the endorsement of Debtor where necessary to permit collection of items, which endorsement Debtor agrees to make, and which endorsement Bank is also hereby authorized, as attorney-in-fact, to make on behalf of Debtor. In the event Bank has notified Debtor to make deposits to a special account, pending such deposit, Debtor agrees that it will not commingle any such checks, drafts, cash or other remittances with any funds or other property of Debtor, but will hold them separate and apart therefrom, and upon an express trust for Bank until deposit thereof is made in the special account. Bank will, from time to time, apply the whole or any part of the Collateral funds on deposit in this special account against such Obligations as are secured hereby as Bank may in its sole discretion elect. At the sole election of Bank, any portion of said funds on deposit in the special account which Bank shall elect not to apply to the Obligations, may be paid over by Bank to Debtor. At any time, whether Debtor is or is not in default hereunder, Bank may notify persons obligated on any Collateral to make payments directly to Bank and Bank may take control of all proceeds of any Collateral. Until Bank elects to exercise such rights, Debtor, as agent of Bank, shall collect and enforce all payments owed on the Collateral,

     T. Compliance with State and Federal Laws. Debtor will maintain its existence, good standing and qualification to do business, where required, and comply with all laws, regulations and governmental requirements, including without limitation, environmental laws applicable to it or any of its property, business operations and transactions.

     U. Environmental Covenants. Debtor shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Debtors business operations; and
(ii) all claims made or threatened by any third party against Debtor relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Debtor shall immediately notify Bank of any remedial action taken by Debtor with respect to Debtors business operations. Debtor will not use or permit any other party to use any Hazardous Materials at any of Debtors places of business or at any other property owned by Debtor except such materials as are incidental to Debtors normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Debtor agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Debtor's places of business or any other property of Debtor at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Debtor is complying with this covenant and Debtor shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Debtor shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Debtors business operations within five (5) days of the request therefor.

6.   Rights and Powers of Bank.

     A. General. Bank, before default, without liability to Debtor may: obtain from any person information regarding Debtor or Debtor's business, which information any such person also may furnish without liability to Debtor; release the Collateral in its possession to any Debtor, temporarily or otherwise; reject as unsatisfactory any property hereafter offered by Debtor as Collateral; set standards from time to time to govern what may be used as after acquired Collateral; designate, from time to time, a certain percent of the Collateral as the loan value and require Debtor to maintain the Obligation at or below such figure; Bank shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Bank, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Bank will be in addition to, and not a limitation upon, any rights and powers of Bank given by law, elsewhere in this Agreement, or otherwise. If Debtor fails to maintain any required insurance, to the extent permitted by applicable law Bank may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Bank's option (i) protect only Bank and not provide any remuneration or protection for Debtor directly and (ii) provide coverage only after the Obligation has been declared due as herein provided, The premiums for any such insurance purchased by Bank shall be a part of the Obligation and shall bear interest as provided in 3(d) hereof. Bank, after default, without liability to Debtor may: require Debtor to give possession or control of any Collateral to Bank; indorse as Debtor's agent any instruments, documents or chattel paper in the Collateral or representing proceeds of the Collateral; contact account debtors directly to verify information furnished by Debtor, take control of proceeds, including stock received as dividends or by reason of stock splits; require additional Collateral; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds or refunds from insurance, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of the Collateral before an Event of Default; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral, in its own name or in the name of Debtor, as Bank may determine.

     B. Convertible Collateral. Bank may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Bank shall not have any duty to present for conversion any Collateral unless it shall have received from Debtor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

7.   Default.

     A. Event of Default. An event of default ("Event of Default") shall occur if: (i) there is a loss, theft, damage or destruction of any material portion of the Collateral for which there is no insurance coverage or for which, in the opinion of Bank, there is insufficient insurance coverage; (ii) Debtor or any other obligor on all or part of the Obligation shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this Agreement and not remedied or cured under Section 6 of the Loan Agreement dated June 10, 2000 or in any other agreement between Debtor and Bank or between Bank and any other obligor on the Obligation, including, but not limited to, any other note or instrument, loan agreement, security agreement, deed of trust, mortgage, promissory note, guaranty, certificate, assignment, instrument, document or other agreement concerning or related to the Obligation (collectively, the "Loan Documents"); (iii) Debtor or such other obligor shall fail to timely and property pay or observe, keep or perform any term, covenant, agreement or condition in any agreement between such party and any affiliate or subsidiary of Bank of America Corporation; (iv) Debtor or such other obligor shall fail to timely and property pay or observe, keep or perform any term, covenant, agreement or condition in any lease agreement between such party and any lessor pertaining to premises at which any Collateral is located or stored; or (v) Debtor or such other obligor abandons any leased premises at which any Collateral is located or stored and the

Collateral is either moved without the prior written consent of Bank or the Collateral remains at the abandoned premises.

     B. Rights and Remedies. If any Event of Default shall occur, then, in each and every such case, Bank may, without presentment, demand, or protest; notice of default, dishonor, demand, non-payment, or protest; notice of intent to accelerate all or any part of the Obligation; notice of acceleration of all or any part of the Obligation; or notice of any other kind, all of which Debtor hereby expressly waives, (except for any notice required under this Agreement, any other Loan Document or applicable law); at any time thereafter exercise and/or enforce any of the following rights and remedies at Bank's option:

     i. Acceleration. The Obligation shall, at Bank's option, become immediately due and payable, and the obligation, if any, of Bank to permit further borrowings under the Obligation shall at Bank's option immediately cease and terminate.

     ii. Possession and Collection of the Collateral. At its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any Agent or Broker to sell or otherwise dispose of, all or any part of the Collateral; (b) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Debtor directly to Bank; (c) in Bank's own name, or in the name of Debtor, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights; (d) indorse as the agent of Debtor any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (e) make formal application for transfer to Bank (or to any assignee of Bank or to any purchaser of any of the Collateral) of all of Debtor's permits, licenses, approvals, agreements, and the like relating to the Collateral or to Debtors business; (@ take any other action which Bank deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (g) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Bank under any other provision of this Agreement, under any of the other Loan Documents, or as provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in Maryland (hereinafter referred to as the "UCC")). In taking possession of the Collateral Bank may enter Debtors premises and otherwise proceed without legal process, if this can be done without breach of the peace. Debtor shall, upon Bank's demand, promptly make the Collateral or other security available to Bank at a place designated by Bank, which place shall be reasonably convenient to both parties.

Bank shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Bank's willful and malicious act. Bank shall have no duty to take any action to preserve or collect the Collateral.

     iii. Receiver. Upon the occurrence of an Event of Default, obtain the appointment of a receiver for all or any of the Collateral, Debtor hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment.

     iv. Right of Set Off. Without notice or demand to Debtor, set off and apply against any and all of the Obligation any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Bank or any of Bank's agents or affiliates to or for the credit of the account of Debtor or any guarantor or indorser of Debtor's Obligation.

Upon the occurrence of an Event of Default, Bank shall be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. Bank may surrender any insurance policies in the Collateral and receive the unearned premium thereon. Debtor shall be entitled to any surplus and shall be liable to Bank for any deficiency. The proceeds of any disposition after default available to satisfy the Obligation shall be applied to the Obligation in such order and in such manner as Bank in its discretion shall decide.

Debtor specifically understands and agrees that any sale by Bank of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Bank at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Bank and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Bank, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Bank may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Bank shall be deemed "commercially reasonable".

8.   General.

     A. Parties Bound. Bank's rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by Bank of any of the Obligation or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred. All representations, warranties and agreements of Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.

     B. Waiver. No delay of Bank in exercising any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Bank of any right hereunder or of any default by Debtor shall be binding upon Bank unless in writing, and no failure by Bank to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of Bank as provided for herein or in any of the Loan Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of any or all other such rights, powers or remedies.

     C. Agreement Continuing. This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Bank and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this Agreement.

     D. Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict, Article 9 definitions apply.

     E. Notices. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Debtor given above, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

     F. Modifications. No provision hereof shall-be modified or limited except by a written agreement expressly referring hereto and to the provision so modified or limited and signed by Debtor and Bank. The provisions of the Agreement shall not be modified or limited by course of conduct or usage of trade.

     G. Applicable Law and Partial Invalidity. This Agreement has been delivered in the State of Maryland and shall be construed in accordance with the laws of that State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     H. Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     I. WAIVER OF JURY TRIAL. DEBTOR WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH DEBTOR AND BANK MAY BE PARTIES, ARISING OUT OF OR IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, OR THE LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY DEBTOR.

     J. Controlling Document. To the extent that this Security Agreement conflicts with or is in any way incompatible with any other Loan Document concerning the Obligation, any promissory note shall control over any other document, and if such note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

     K. Execution Under Seal. This Agreement is being executed under seal by Debtor(s).

     L. Additional Provisions. See Schedule "__" attached hereto and incorporated hereunder for all purposes.

     M. NOTICE OF FINAL AGREEMENT. THIS WRITTEN SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF AND INTENDING TO CREATE AN INSTRUMENT EXECUTED UNDER SEAL, the parties hereto have caused this Security Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

Bank/Secured Party:

Bank of America, N.A.

By:  /s/ Elizabeth Shore
  -------------------------------------

Name: Elizabeth Shore

Title:  Senior Vice President


Corporate or Partnership Debtor/Pledgor:

OPNET Technologies, Inc.

By:  /s/ Joseph F. Greeves       (Seal)
   ------------------------------

Name:    Joseph F. Greeves
     ----------------------------

Title: SVP & CFO
      ---------------------------

By:                              (Seal)
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------



---------------------------------
Attest (If Applicable)


[Corporate Seal]